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                                                                   Exhibit 23.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 20, 1998, relating to the financial statements of Taylor Electric, Inc., which appears in Building One Services Corporation's Current Report on Form 8-K filed June 5, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Leverich Rasmuson Banyard

Leverich Rasmuson Banyard
Salt Lake City, Utah
December 23, 1999